Exhibit 21

Pentair, Inc. and subsidiaries as of December 31, 2011.

Name of Company	Jurisdiction of Incorporation	Segment
Alberta Electronic Company Limited	Hong Kong	Technical Products
Aplex Industries, Inc.	United States	Water
Apno, S.A. de C.V.	Mexico	Other
Beijing Pentair Environmental Protection Equipment Co., Ltd. [1]	P.R.C.	Water
Calmark Europe Limited	Ireland	Technical Products
Century Mfg. Co.	United States	Other
Chansuba Pumps Private Limited [2]	India	Water
Combinatie Nijuis-Ippel V.o.f.	Netherlands	Water
Davies Pumps & Co Limited	New Zealand	Water
Dongguan Jieming Tianyuan Water Purifying Equipment Co., Ltd.[1]	P.R.C.	Water
Electronic Enclosures, LLC	United States	Technical Products
Epps, Ltd.	Mauritius	Water
EuroPentair GmbH	Germany	Other
Everpure Japan K.K.	Japan	Water
FARADYNE Motors (Suzhou) Co., Ltd [3]	P.R.C.	Water
Faradyne Motors LLC [3]	United States	Water
FilterSoft, LLC	United States	Water
Filtrix B.V.	Netherlands	Water
Fleck Controls, Inc.	United States	Water
Haffmans B.V.	Netherlands	Water
Haffmans North America, Inc.	United States	Water
Hoffman Enclosures (Mex.), LLC	United States	Technical Products
Hoffman Enclosures Inc.	United States	Technical Products
Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico	Technical Products
Hoffman Schroff PTE Ltd	Singapore	Technical Products
Holding Nijhuis Pompen B.V.	Netherlands	Water
Hypro EU Limited	United Kingdom	Water
Jung Pumpen CZ s.r.o.	Czech Republic	Water
Jung Pumpen France S.a.r.l.	France	Water
Jung Pumpen GmbH	Germany	Water
Jung Pumpen Hungary Kft.	Hungary	Water
Leushuis China Ltd.	Hong Kong	Water
Leushuis Projects International B.V.	Netherlands	Water
Lincoln Automotive Company	United States	Other
McNeil (Ohio) Corporation	United States	Other
Moraine Properties, LLC	United States	Other
Nijhuis International B.V.	Netherlands	Water
Nijhuis Pompen B.V.	Netherlands	Water
Nijhuis Pompen BVBA	Belgium	Water
Nijhuis Pompen Exploitatiemaatschappij B.V.	Netherlands	Water
Nijhuis Pompen GmbH	Germany	Water
Nocchi Pompes Europe S.a.r.l.	France	Water
Onga (NZ) Limited	New Zealand	Water
Onga Pump Shop Pty. Ltd.	Australia	Water
Optima Enclosures Limited	United Kingdom	Technical Products
Pentair Asia PTE Ltd.	Singapore	Other
Pentair Bermuda Holdings [4]	Bermuda	Other

Pentair Bermuda, LLC	United States	Other
Pentair Beteiligungs GmbH	Germany	Other
Pentair Brasil Holdings Ltda.	Brazil	Water
Pentair Brazil, LLC	United States	Water
Pentair Canada, Inc.	Canada	Water
Pentair Clean Process Technologies India Private Limited	India	Water
Pentair DMP Corp.	United States	Other
Pentair Electronic Packaging de Mexico, S. de R.L de C.V.	Mexico	Technical Products
Pentair Enclosures Inc.	United States	Technical Products
Pentair Enclosures S. de R.L. de C.V.	Mexico	Technical Products
Pentair Federal Pump, LLC	United States	Water
Pentair Filtration Solutions, LLC	United States	Water
Pentair France SARL	France	Water
Pentair Germany GmbH	Germany	Other
Pentair Global S.a.r.l.	Luxembourg	Other
Pentair Hidro Filtros do Brasil Indústria e Comércio de Filtros Ltda.	Brazil	Water
Pentair Holdings S.a.r.l.	Luxembourg	Other
Pentair Housing, Inc.	United States	Other
Pentair Housing, LP	United States	Other
Pentair Technical Products S.a.r.l.	Luxembourg	Technical Products
Pentair International S.a.r.l.	Switzerland	Other
Pentair Janus Holdings	Bermuda	Other
Pentair Luxembourg, S.a.r.l.	Luxembourg	Other
Pentair Manufacturing Belgium BVBA	Belgium	Water
Pentair Manufacturing France S.A.S.	France	Water
Pentair Manufacturing Italy, S.r.L.	Italy	Water
Pentair Nanosoft Bermuda Holdings	Bermuda	Other
Pentair Nanosoft US Holdings, LLC	United States	Other
Pentair Netherlands B.V.	Netherlands	Water
Pentair Netherlands Global B.V.	Netherlands	Water
Pentair Netherlands Holding B.V.	Netherlands	Water
Pentair Netherlands International B.V.	Netherlands	Water
Pentair Pacific Rim (Water) Limited	Hong Kong	Other
Pentair Pacific Rim Limited	Hong Kong	Technical Products
Pentair Poland Sp.z.o.o.	Poland	Technical Products
Pentair Pump Group, Inc.	United States	Water
Pentair Residential Filtration, LLC [4]	United States	Water
Pentair Services France S.A.S.	France	Water
Pentair Shenzhen Enclosure Company, Ltd.	P.R.C.	Technical Products
Pentair Taunus Electrometalurgica Ltda	Brazil	Technical Products
Pentair Technical Products China	P.R.C.	Technical Products
Pentair Technical Products Holdings, Inc.	United States	Technical Products
Pentair Technical Products, Inc.	United States	Technical Products
Pentair Technical Products India Private Limited	India	Technical Products
Pentair Technical Products, S. de R.L. de C.V.	Mexico	Technical Products
Pentair Technical Products Service Co.	United States	Technical Products
Pentair Thailand Ltd.	Thailand	Water
Pentair Trading (Shanghai) Co. Ltd.	Shanghai	Water
Pentair Transport, Inc.	United States	Other
Pentair UK Group Limited	United Kingdom	Other
Pentair Verwaltungs GmbH & Co. KG	Germany	Other

Pentair Water (Suzhou) Co. Ltd.	P.R.C.	Water
Pentair Water Asia Pacific Ltd.	Singapore	Water
Pentair Water Australia Pty Ltd	Australia	Water
Pentair Water Belgium B.V.B.A.	Belgium	Water
Pentair Water Components & Services B.V.	Netherlands	Water
Pentair Water do Brasil Ltda	Brazil	Water
Pentair Water Europe s.r.l.	Italy	Water
Pentair Water France SAS	France	Water
Pentair Water Germany GmbH	Germany	Water
Pentair Water Group, Inc.	United States	Water
Pentair Water Holdings, LLC	United States	Water
Pentair Water Holdings Pty Ltd	Australia	Water
Pentair Water India Private Limited	India	Water
Pentair Water Italy s.r.l.	Italy	Water
Pentair Water Latinamérica S.A.	Argentina	Water
Pentair Water Membraan Techonologie B.V.	Netherlands	Water
Pentair Water Middle East	United Arab Emirates	Water
Pentair Water New Zealand Limited	New Zealand	Water
Pentair Water Polska Sp.z.o.o.	Poland	Water
Pentair Water Pool and Spa, Inc.	United States	Water
Pentair Water Proces Technologie Holding B.V.	Netherlands	Water
Pentair Water Process Technology B.V.	Netherlands	Water
Pentair Water Projects International B.V.	Netherlands	Water
Pentair Water Purification Systems (Shanghai) Co. Ltd	China	Water
Pentair Water South Africa (Proprietary) Limited	South Africa	Water
Pentair Water Spain, S.L.	Spain	Water
Pentair Water Treatment (OH) Company	United States	Water
Pentair Water Treatment Company	United States	Water
Pentair Water Treatment Pvt. Ltd.	India	Water
Pentair Water Winkelsteeg B.V.	Netherlands	Water
Pentair Water, LLC	United States	Water
Pentair Water-Mexico, S. de R.L. de C.V.	Mexico	Water
Penwald Insurance Company	United States	Other
PFAM, Inc.	United States	Other
Plymouth Products, Inc.	United States	Water
PNR Water Netherlands CV	Netherlands	Water
Poromedia GmbH	Germany	Water
Porous Media Corporation	United States	Water
Porter-Cable de Mexico S.A. de C.V.	Mexico	Other
PTG Accessories Corp.	United States	Other
Purification Valley C.V.	Netherlands	Water
Schroff Co. Ltd. Taiwan	Taiwan	Technical Products
Schroff GmbH	Germany	Technical Products
Schroff K.K.	Japan	Technical Products
Schroff S.A.S.	France	Technical Products
Schroff S.r.l.	Italy	Technical Products
Schroff Scandinavia AB	Sweden	Technical Products
Schroff UK Limited	United Kingdom	Technical Products
Seneca Enterprises Co.	United States	Water
Shanghai Alberta Electronics Co., Ltd.	P.R.C.	Technical Products
Shanxi Jieming Environmental Protection Equipment Co., Ltd.[1]	P.R.C.	Water
SHURflo Limited	United Kingdom	Water

Sta-Rite de Mexico S.A. de C.V.	Mexico	Water
Sta-Rite de Puerto Rico, Inc.	Puerto Rico	Water
Sta-Rite Industries, LLC	United States	Water
Südmo (UK) Ltd.	United Kingdom	Water
Südmo Components GmbH	Germany	Water
Südmo Holding GmbH	Germany	Water
Südmo North America, Inc.	United States	Water
Südmo Projects GmbH	Germany	Water
Surewood Acquisition Corporation	United States	Other
Tupelo Real Estate, LLC	United States	Other
Voltea Ltd.	United Kingdom	Water
Webster Electric Company, LLC	United States	Water
WICOR Industries (Australia) Pty. Ltd.	Australia	Water
X-Flow B.V.	Netherlands	Water
Yabaida Electronic (Shenzhen) Company Limited	P.R.C.	Technical Products

(1) – 70% owned

(2) – 47% owned

(3) – 50% owned

(4) – 80.1% owned